UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2007 (January 5, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800
Houston, Texas 77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

On January 5, 2007, the Board of Directors (the “Board”) of Key Energy Services, Inc., a Maryland corporation (the “Company”) increased the number of directors of the Company by one, from nine (9) to ten (10) members and elected former Governor Bill Owens to the Board to serve as a Class I director effective as of January 11, 2007.   Mr. Owens was also appointed to the Executive Committee of the Board.  There are no arrangements or understandings between Mr. Owens and any other person, pursuant to which he was selected as a director, and there are no transactions in which Mr. Owens has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Owens, effective upon his election to the Board as of January 11, 2007, shall be issued shares of the Company’s common stock, par value $0.10 per share, pursuant to the Key Energy Group, Inc. 1997 Incentive Plan (the “Plan”), having a “Fair Market Value” of $85,000 (as such term is defined in the Plan).  A copy of the press release announcing Mr. Owens’ election is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

99.1         Press release dated January 10, 2007 announcing the election of Mr. Bill Owens to the Board of Directors of Key Energy Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 10, 2007	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 10, 2007 announcing the election of Mr. Bill Owens to the Board of Directors of Key Energy Services, Inc